UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 16, 2009

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3418 North Val Vista Drive
Mesa, AZ 85213
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Renegy Holdings, Inc. (the “Company”) and Robert M. Worsley, the Company’s Chief Executive Officer, entered into a Letter Agreement, dated January 16, 2009 (the “Letter Agreement”), which amends Mr. Worsley’s current employment agreement with the Company dated May 8, 2007, as amended by that certain letter agreement between the Company and Mr. Worsley dated October 1, 2008. The Letter Agreement provides that 50% of Mr. Worsley’s base salary to be earned for the period between January 1, 2009 and March 31, 2009 will be payable in restricted stock instead of cash. Accordingly, Mr. Worsley’s base salary, which is currently $400,000 on an annual basis, for the period between January 1, 2009 and March 31, 2009 will be payable as follows: (i) $50,000 will be payable in cash in accordance with normal payroll practices and (ii) $50,000 will be payable in the form of 100,000 shares of the Company’s restricted stock vesting in full on March 31, 2009, subject to Mr. Worsley’s continued employment with the Company. All other provisions of Mr. Worsley’s current employment agreement will remain in effect. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, by and between the Company and Robert M. Worsley, dated January 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Date: January 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, by and between the Company and Robert M. Worsley, dated January 16, 2009.